UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): June 23, 2015

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director. On June 23, 2015, the Board of Directors (the "Board") of CytRx Corporation (“we,” “us,” “our” or the “Company”) appointed Cheryl L. Cohen to the Board with a term expiring at our 2018 Annual Meeting of Stockholders.  Ms. Cohen was appointed as a Class III director following the non-renomination for re-election of a former Class III director.  Ms. Cohen was also appointed to serve as a member of the Audit Committee and as the Chairman of the newly-formed Strategy Committee of the Board.

Ms. Cohen served as the Chief Commercial Officer of Medivation, Inc. (“Medivation”) from September 2011 to July 2014, where she was responsible for Medivation’s U.S. launch of Xtandi (enzalutamide) for metastatic castration-resistant prostate cancer. At Medivation, Ms. Cohen established and led Medivation’s commercial organization and oversaw the successful launch of Xtandi, with the product achieving nearly $400M in U.S. revenues in its first full year of sales. Ms. Cohen also worked closely on all Medivation steering committees with its commercial partner, Astellas Pharma Inc., and was involved in life cycle and strategic planning for Xtandi and in the review of new business development opportunities for Medivation. Ms. Cohen currently serves as a director of Tokai Pharmaceuticals, Inc., a publicly held company developing novel, proprietary therapies for prostate cancer and other hormonally-driven diseases, and as president of CLC Consulting, a pharmaceutical and biotechnology consulting firm specializing in new product commercialization, where she also served as president from September 2008 until September 2011 when she joined Medivation. Ms. Cohen’s previous experience also includes over a decade at Johnson & Johnson, including as vice president of its strategic commercial group, Health Care Systems, Inc., responsible for the negotiations of Johnson & Johnson’s portfolio of products to ensure access and preferred positioning, and as vice president, rheumatology franchise, of Janssen Biotech, Inc. (formerly Centocor Biotech, Inc.), where she had direct responsibility for its Remicade® U.S. rheumatoid arthritis business. Ms. Cohen received her B.A. from Saint Joseph’s College.

In connection with her appointment to the Board and consistent with the stock options that were granted to the Company’s directors in December 2014, on June 23, 2015, the Board granted Ms. Cohen a fully-vested stock option to purchase 180,000 shares of our common stock at an exercise price of $4.03 per share, which equals the closing price of our common stock on June 23, 2015. The option has a 10-year term.  Our 2008 Stock Incentive Plan (the "2008 Plan") pursuant to which such stock options are granted is on file with the U.S. Securities and Exchange Commission (the "SEC").  Ms. Cohen will receive annual compensation for serving as a director on the same terms as the Company’s other non-employee directors.

Ms. Cohen will enter into the Company’s standard indemnification agreement for directors.  There have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding Ms. Cohen (or any of her immediate family members) that are required to be disclosed in accordance with Item 404(a) of Regulation S-K.

(e)  Material Amendment of Compensatory Arrangement. On June 23, 2015, at our 2015 Annual Meeting of stockholders (the “Annual Meeting”), our stockholders approved a fifth and sixth amendment (the "Amendments") to our 2008 Plan to (i) increase the aggregate number of shares of our common stock subject to the 2008 Plan by 10,000,000 shares, to a total of 20,000,000 shares of common stock, and (ii) clarify the prohibition against re-pricing of awards under the 2008 Plan. The Amendments previously had been approved by the Board on April 30, 2015, subject to stockholder approval. The Amendments became effective immediately upon stockholder approval at the Annual Meeting.

Persons eligible to participate in the 2008 Plan, as amended by the Amendments, will continue to include employees and directors of, and consultants to, the Company and our affiliates.

A summary of the material terms of the Amendments is set forth in our definitive proxy statement relating to the Annual Meeting (the “Proxy Statement”), which we filed with the SEC on May 5, 2015 and can be viewed at www.sec.gov.  Copies of the fifth amendment and the sixth amendment are attached to the Proxy Statement as Annex A and Annex B, respectively.  In addition, a more detailed summary of the 2008 Plan, as amended by the Amendments, is set forth in the Proxy Statement.

ITEM 5.07    Submission of Matters to a Vote of Security Holders

Annual Meeting of Stockholders

The Annual Meeting was held on June 23, 2015.  At the Annual Meeting, our stockholders acted upon the following proposals:

(1)           The election of Eric J. Selter to serve as a Class III director until the 2018 Annual Meeting of Stockholders;

(2)           The approval of a fifth amendment to the 2008 Plan to increase the aggregate number of shares of our common stock subject to the 2008 Plan by 10,000,000 shares;

(3)           The approval of a sixth amendment to the 2008 Plan to clarify the prohibition against re-pricing of awards under the 2008 Plan;

(4)           The advisory approval of the compensation of our named executive officers as disclosed in the Proxy Statement; and

(5)           The ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Voting Results

    Proposal 1:  Mr. Selter was re-elected as a Class III director on the following vote:

	“FOR” votes	“WITHHELD” votes
Eric J. Selter	20,940,826	1,888,645

    In addition, there were 16,001,756 broker non-votes in connection with this proposal.

    Proposal 2:  This proposal was approved with 13,571,870 “FOR” votes, 8,913,441 “AGAINST” votes and 344,160 “ABSTAIN” votes.  In addition, there were 16,001,756 broker non-votes in connection with this proposal.

    Proposal 3:  This proposal was approved with 16,790,268 “FOR” votes, 5,268,963 “AGAINST” votes and 770,240 “ABSTAIN” votes.  In addition, there were 16,001,756 broker non-votes in connection with this proposal.

    Proposal 4:  This proposal was approved with 14,702,777 “FOR” votes, 7,528,969 “AGAINST” votes and 597,725 “ABSTAIN” votes.  In addition, there were 16,001,756 broker non-votes in connection with this proposal.

    Proposal 5:  This proposal was approved with 37,055,669 “FOR” votes, 835,915 “AGAINST” votes and 939,643 “ABSTAIN” votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: June 23, 2015	By:	/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer